SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 5, 2001

                                NETCENTIVES INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                       000-27253                 93-1213291
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               475 Brannan Street
                             San Francisco, CA 94107
               (Address of principal executive offices) (Zip code)

                                 (415) 615-2000
              (Registrant's telephone number, including area code)

Item 3.  Bankruptcy

On  October  5,  2001,  Netcentives,   Inc.  (the  "Company"),  along  with  its
subsidiaries Post Communications, Inc. and MaxMiles (collectively the "Companies"), filed voluntary petitions for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the Northern District of California (the "Court"). These cases have been assigned to the Honorable Dennis Montali and will be jointly administered under case number 01-32597 SFM11. No trustee, receiver or examiner had been appointed, and the Company and the Subsidiaries will act as debtors-in-possession while being subject to the supervision and orders of the Court. The Company and the Subsidiaries intend to proceed with a structured sale of substantially all of their business and assets.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.


         99.1 Press Release dated October 9, 2001.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               NETCENTIVES INC.


Date:  October 18, 2001        /s/ ERIC LARSEN
                               --------------------------
                               Eric Larsen
                               Chairman and Chief Executive Officer
                               (Duly Authorized and Principal Executive Officer)

                                NETCENTIVES INC.

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                              DESCRIPTION




99.1                                Press Release dated October 9, 2001

Contact:      Bill McGee
              Netcentives Inc.
              415.615.2132
              billm@netcentives.com

FOR IMMEDIATE RELEASE

                  Netcentives Announces Financial Restructuring

|X|  Plans for Reorganization Through Voluntary Chapter 11 Filing
|X| Announces Auction for Patents, Business Operations and Other Fixed Assets |X| Signs Letter of Intent to Sell Email Marketing Group
|X|  Secures Additional Patent Licensing Agreement

SAN FRANCISCO, October 9, 2001 - Netcentives Inc. (NASDAQ: NCNT) announced today that it has filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code together with its subsidiaries, Post Communications, Inc., and MaxMiles. Netcentives intends to maintain operation of all existing loyalty programs and services, including its ClickRewards(R), Delta SkyMiles Shopping, and United MileagePlus Shopping rewards networks, the Email Marketing Group and other related services while it seeks to sell business assets in an auction expected to occur in November.

"The filing is an important step in protecting the value of our loyalty and email business operations and the underlying intellectual property, patents and source code as we seek to sell the company's business operations," stated Eric Larsen, chief executive officer of Netcentives. "The asset auction is a continuation of a restructuring plan announced earlier this year in which we are now divesting assets and reviewing payables under the guidance of the court to prioritize liabilities and preserve cash flow for creditors and, potentially, shareholders."

The Company also announced that it had signed a letter of intent to sell its Email Marketing Group, formerly Post Communications, to Plum Acquisition Corp., a company headed by Post founder Hans Peter Brondmo. The proposed transaction is subject to competitive bids and bankruptcy court approval.

In a related announcement, Netcentives disclosed that it had signed a multi-million dollar patent licensing agreement with a leading Internet media company. This agreement enables the licensee to operate the online portion of its rewards programs under U.S. Patents No. 5,774,870 and No. 6,009,412. These patents demonstrate the value of the Netcentives' intellectual property with regard to the design and implementation of Internet-based rewards and recognition systems.

Netcentives announced it has sufficient cash on hand to finance its operations through auction of its assets, including supporting the company's post-petition trade and employee obligations. The Company has retained the law firm of Binder & Malter to represent it in bankruptcy proceedings.

About Netcentives Inc.

San Francisco-based Netcentives Inc. is a provider of personalized email, rewards and recognition solutions. The company offers a broad suite of offline and online products including email communications, sales force incentives, loyalty and rewards solutions for retail and financial institutions. Netcentives continues to differentiate itself through its integrated marketing approach, which includes experienced client service teams, leading-edge technology and expert consulting. More than 300 companies have partnered with Netcentives to drive their revenue and reduce costs. For more information, visit www.netcentives.com.

NOTE: Netcentives, ClickRewards, MaxMiles and Post Communications are trademarks of Netcentives Inc. Other product and company names herein may be trademarks of their respective owners.

Safe Harbor Statement under Private  Securities  Litigation  Reform Act of 1995:
The statements contained in this press release that are not historical facts, including the statements relating to the potential sale of some or all of Netcentives business units are forward-looking statements that involve certain risks and uncertainties, including but not limited to: the risk that the anticipated plans or timing regarding the filing may change, that plans for future operations may change due to unanticipated developments, actions that Nasdaq may take regarding the delisting from the Nasdaq National Market; risks resulting from existing or future litigation, as well as other uncertainties detailed in the company's filings with the Securities and Exchange Commission

SOURCE: Netcentives Inc.